                                                                    EXHIBIT 24.1






                     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the inclusion in this registration statement on Form SB-2 (file number 333-41289) Amendment No. 4 of our report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, dated December 23, 1999, on our audits of the financial statements of Electropure, Inc. We also consent to the reference to our firm under the captions "Experts" and "Change in Certifying Accountants."




/S/  KELLY & COMPANY


Kelly & Company
Newport Bach, California

September 20, 2000